Filed Pursuant to Rule 424(b)(5)
Registration No. 333-262401

PROSPECTUS SUPPLEMENT
(To the Prospectus Dated February 7, 2022)

CHECK-CAP LTD.

20,000,000 ordinary shares
Warrants to Purchase up to 15,000,000 ordinary shares
Placement Agent Warrants to Purchase up to 1,000,000 Ordinary Shares
(and the Ordinary Shares underlying such Warrants and Placement Agent Warrants)

We are offering 20,000,000 ordinary shares, par value NIS 2.40 per share, and warrants to purchase up to 15,000,000 ordinary shares, which we refer to in this prospectus supplement as the “Warrants”, pursuant to this prospectus supplement and the accompanying prospectus, directly to certain institutional and accredited investors. Each ordinary share is being sold together with one Warrant to purchase 0.75 ordinary share at a combined offering price of $0.50 per ordinary share.

Each Warrant will be immediately exercisable, and will expire on March 3, 2027. The exercise price of each Warrant will equal $0.65 per ordinary share. The ordinary shares and the Warrants are separable and will be issued separately, but will be purchased together in this offering. This offering also relates to the ordinary shares issuable upon exercise of the Warrants sold in this   offering.

Simultaneously with this offering, the Company has entered into a warrant amendment agreement, or the Warrant Amendment Agreement, with the investors in this offering. Pursuant to the Warrant Amendment Agreement, certain warrants to purchase up to an aggregate of 18,525,927 ordinary shares of the Company that were issued to the investors in July 2021 will be amended to have a reduced exercise price of $0.65 per share and the term of exercise will be extended to January 2, 2025.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent for this offering. The placement agent has agreed to use its “reasonable best efforts” to arrange for the sale of our securities offered by this prospectus supplement and the accompanying prospectus, but the placement agent has no obligation to purchase or sell any of such securities or to arrange for the purchase or sale of any specific number or dollar amount of such securities. There is no required minimum number of our securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to closing this offering, the actual offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth below. We have not arranged to place the funds from investors in an escrow, trust or similar account. We have agreed to pay the placement agent the fees set forth in the table below in connection with this offering, which assumes that we sell all of the securities we are offering hereby. See “Plan of Distribution” beginning on page S-23 of this prospectus supplement for more information regarding these arrangements.

Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue warrants to purchase up to 1,000,000 ordinary shares, or the Placement Agent Warrants, to the placement agent, or its designees, as part of the compensation payable to the placement agent.

Our ordinary shares and Series C Warrants are listed on the Nasdaq Capital Market under the symbols “CHEK” and “CHEKZ,” respectively. The last reported sale price of our ordinary shares on February 28, 2022 was $0.61 per share. There is no established trading market for any of the Warrants or the Placement Agent Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants or the Placement Agent Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants or the Placement Agent Warrants will be limited.

Investing in our securities involves a high degree of risk.  See the section entitled “Risk Factors” beginning on page S-4 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities

	Per Share	Total
Offering price	$0.5000	$10,000,000
Placement agent fees (1)	$0.0350	$700,000
Proceeds, before expenses, to us	$0.4650	$9,300,000

(1)
In addition, we have also agreed to pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, a non-accountable expense of $70,000, and to issue the placement agent or its designees warrants to purchase up to 1,000,000 of our ordinary shares, which represent 5.0% of the gross proceeds of this offering divided by the offering price. In addition, upon any exercise of the Warrants for cash, we shall (i) pay the placement agent a cash fee of 7.0% of the aggregate gross exercise price from the exercise of the Warrants and a management fee of 1.0% of the aggregate gross exercise price from the exercise of the Warrants, and (ii) issue to the placement agent, Placement Agent Warrants to purchase that number of ordinary shares equal to 5.0% of the aggregate number of such ordinary shares underlying the Warrants that have been so exercised, and in the aggregate Placement Agent Warrants to purchase up to 750,000 ordinary shares. See “Plan of Distribution” on page S-23 of this prospectus supplement for more information regarding the placement agent’s compensation.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 3, 2022.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is March 1, 2022

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated February 7, 2022, as amended, are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of our securities to certain investors. We provide information to you about this offering of our securities in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus.  You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision.  You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto.  In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus, the documents incorporated by reference herein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus, the documents incorporated by reference herein or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

We obtained statistical data, market data and other industry data and forecasts used or incorporated by reference in this prospectus from market research, publicly available information and industry publications.  While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.

ii

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus.  You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision.  Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties.  See information set forth under the section “Cautionary Note Regarding Forward-Looking Statements.”

Unless otherwise stated in this prospectus,

•	references to “Check-Cap,” the “Company,” “we,” “us” or “our” refer to Check-Cap Ltd., an Israeli company, together with Check-Cap US, Inc., its U.S. subsidiary;

•	references to “dollars,” “US$” or “$” refer to the legal currency of the United States;

•	the term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel; and

•	references to the “2020 Annual Report” refer to our Annual Report on Form 20-F for the fiscal year ended December 31, 2020.

Our Company

We are a clinical stage medical diagnostics company aiming to redefine CRC screening through the introduction of C-Scan®, the first and only patient-friendly preparation-free test designed to detect polyps before they may transform into cancer to enable early intervention and cancer prevention.

The disruptive capsule-based screening technology aims to increase screening adherence worldwide and enable millions of people to stay healthy. The system utilizes ultra-low-dose X- rays to scan the inner lining of the colon for precancerous polyps, and other structural abnormalities. CRC is the third most commonly diagnosed cancer, with more than 1.9 million new cases identified every year globally. Nearly 935,000 deaths occur annually worldwide as a result of CRC. While approximately 0.5% of the average-risk screening population presents with cancerous polyps in the colon and rectum at any given time, approximately 25% of the same population presents with benign polyps that could potentially turn into cancer over time. It can take up to 10 years before a pre-cancerous polyp develops into invasive cancer. As such, there is a crucial detection window for the prevention of colorectal cancer, through the detection of these benign polyps. While routine screening is recommended by The American Cancer Society for healthy people aged 45 years and older, screening adherence remains low. Currently, colonoscopy is the gold standard for the detection of colorectal polyps, but about 1 in 3 adults among the targeted screening population avoids having a colonoscopy in the U.S., and adherence in other regions of the world such as Europe and Asia is even lower, due to the invasiveness of the procedure and bowel preparation. Most patient-friendly CRC screening tests currently available, or poised to enter the market, such as fecal or liquid biopsy tests, are primarily designed to detect cancer and demonstrate low sensitivity in detecting pre-cancerous polyps. As such, they do not necessarily provide patients with the time window to pre-empt the disease. C-Scan is non-invasive and requires no preparation or sedation, allowing the patients to continue their daily routine with no interruption as the capsule is propelled through the gastrointestinal tract by natural motility. C-Scan is comprised of three main components: (1) C-Scan Cap, an ingestible X-ray scanning capsule; (2) C-Scan Track, three miniaturized patches worn on the patient’s back for integrated positioning, control and data recording; and (3) C-Scan View, a proprietary software to process and represent 2D and 3D maps of the inner surface of the colon. We believe that this solution has the potential to become an alternative for both physicians and patients and to increase the number of people completing CRC screening.

Since our formation, we have not generated any revenue. We do not anticipate generating any significant revenue for the foreseeable future and we do not yet have any specific launch dates for our product. We incurred net losses of $4.2 million and $11.7 million for the three month and nine-month period ended September 30, 2021, respectively. As of September 30, 2021, we had an accumulated deficit of $ 102.7 million and a total shareholders’ equity of $55.9 million.

Recent Developments

On December 23, 2021, we received a letter from the Nasdaq Listing Qualifications, indicating that we are not in compliance with the minimum bid price requirement for continued listing set forth in Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share.  We were provided by Nasdaq with a compliance period of 180 calendar days (i.e., until June 21, 2022) in which to regain compliance pursuant to Nasdaq Listing Rules. We are able to regain compliance, if at any time during such 180 day period, the closing bid price of our ordinary shares is at least $1.00 for a minimum of ten consecutive business days. In the event we do not regain compliance after the initial 180-day period, we may then be eligible for an additional time if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of our intention to cure the deficiency during the second compliance period. If we cannot demonstrate compliance by the end of the 180-day period, the Nasdaq's staff will notify us that our ordinary shares are subject to delisting.

On January 4, 2021, we submitted an amended IDE application to the FDA, for the purpose of amending the design of our U.S. pivotal study.  The purpose of the amendment was to add a first part to the trial, which is designed to enable further calibration of the C-Scan system, specifically for the average-risk U.S. population.  In February 2022, our amended IDE application was approved. Accordingly, the U.S. pivotal study now consists of two parts, the first being designed to enable further calibration of the system.  The second part will include a statistically powered, randomized study which will compare the performance of C-Scan to traditional colonoscopy. We anticipate beginning the first part of the U.S. pivotal study in March-April 2022, and the second part of the study in the fourth quarter of 2022. The goal of the pivotal study in the United States is to (i) demonstrate device safety as evidenced by a lack of device-related serious adverse events, and (ii) provide efficacy data concerning C-Scan’s performance.

Corporate Information

We are incorporated in Israel.  Our principal executive offices are located at Check-Cap Building, 29 Abba Hushi Avenue, P.O. Box 1271, Isfiya, 3009000, Israel.  Our telephone number is +972-4-8303400 and our website is located at www.check-cap.com (the information contained therein or linked thereto shall not be considered incorporated by reference in this prospectus).  Our U.S. agent in connection with this offering is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

The Offering

Offering price	$0.50 per one ordinary share and accompanying Warrant.

Ordinary shares we are offering	20,000,000 ordinary shares.

Warrants we are offering
We are also offering Warrants to purchase up to 15,000,000 ordinary shares. Each Warrant will be immediately exercisable, and will expire on March 1, 2027. The exercise price of each Warrant will equal $0.65 per ordinary share. This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of such Warrants. See “Description of Securities We Are Offering” for a discussion on the terms of the Warrants.

Placement Agent Warrants
We will also issue Placement Agent Warrants to purchase up to 1,000,000 ordinary shares, to the placement agent or its designees, as part of the compensation payable to the placement agent. In addition, upon any exercise of the Warrants for cash, we shall issue to the placement agent, Placement Agent Warrants to purchase that number of ordinary shares equal to 5.0% of the aggregate number of such ordinary shares underlying the Warrants that have been so exercised, and in the aggregate Placement Agent Warrants to purchase up to 750,000 ordinary shares. The Placement Agent Warrants will have an exercise price of $0.625 per share (which represents 125% of the offering price per ordinary share and accompanying Warrant sold in this offering) and will expire on March 1, 2027. Each Placement Agent Warrant will be immediately exercisable. This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of such Placement Agent Warrants.  See “Plan of Distribution” beginning on page S-23 of this prospectus supplement for additional information with respect to the Placement Agent Warrants.

Ordinary shares outstanding immediately prior to the offering	96,411,949 ordinary shares

Ordinary shares to be outstanding immediately after the offering	116,411,949 ordinary shares.

Use of Proceeds
The net proceeds from this offering are expected to be approximately $8.9 million after deducting the placement agent fees and estimated offering expenses payable by us, excluding any proceeds that may be received upon exercise of the Warrants. We currently intend to use the net proceeds from this offering to advance the ongoing clinical development of C-Scan®, including the Company’s U.S. pivotal study, and for general corporate purposes. See “Use of Proceeds” for additional information.

Transfer Agent and the Registrar	American Stock Transfer & Trust Company

Risk Factors
Investment in our securities involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement and on page 4 of the accompanying prospectus and under similar sections in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus supplement for a discussion of factors you should consider carefully before making an investment decision.

Nasdaq Capital Market Symbol
Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CHEK.” There is no established trading market for the Warrants or the Placement Agent Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any such warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants or the Placement Agent Warrants will be limited.

The number of ordinary shares to be outstanding immediately prior to and after this offering is based on 96,411,949 ordinary shares outstanding as of February 28, 2022, and excludes:

•	33,301,884 ordinary shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $1.96 per ordinary share;

•	3,188,806 ordinary shares issuable upon the exercise of outstanding options, with a weighted average exercise price of $2.25 per ordinary share, granted under our option and equity incentive plans;

•	457,042 restricted stock units issued to employees, consultants and directors;

•	642,670 ordinary shares that are available for future equity awards under our 2015 Equity Incentive Plan and 2015 U.S. Sub-Plan to the 2015 Equity Incentive Plan, or the 2015 Plan;

•	15,000,000 ordinary shares issuable upon exercise of the Warrants to be issued to the investors in this offering, at an exercise price of $0.65 per share; and

•
1,000,000 ordinary shares issuable upon exercise of the Placement Agent Warrants to be issued to the placement agent or its designees as compensation in connection with and at the closing of this offering, at an exercise price of $0.625 per share.

RISK FACTORS

Before deciding to invest in our ordinary shares, you should consider carefully the following risk factors affecting us and our securities and the other information contained or incorporated by reference in this prospectus, including in the 2020 Annual Report.  As a result of these risks and uncertainties, our business, financial condition and results of operations could be materially and adversely affected, and the value of our securities could decline.  The risks and uncertainties we discuss in the documents incorporated by reference are those that we currently believe may materially affect our company.  The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

Risks Relating to this Offering

Our management will have broad discretion over the use of proceeds from this offering and may not obtain a favorable return on the use of these proceeds.

Our management will have broad discretion in determining how to apply the net proceeds from this offering and may spend the proceeds in a manner that our shareholders may not deem desirable. We currently intend to use the net proceeds from this offering to advance the ongoing clinical development of C-Scan®, including for our U.S. pivotal study, and for general corporate purposes. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our failure to use these funds effectively could have a material adverse effect on our business and could cause the price of our securities to decline.

A substantial number of ordinary shares and ordinary share equivalents will be sold in this offering, which could cause the price of our ordinary shares to decline.

In this offering we will sell 20,000,000 ordinary shares, which represent approximately 17.18% of our ordinary shares as of February 28, 2022 after giving effect to the sale of the ordinary shares. In addition, for each ordinary share purchased in this offering, the investors will receive a warrant to purchase 0.75 ordinary share (a total of warrants to purchase up to an aggregate of 15,000,000 ordinary shares). This sale and any future sales of a substantial number of ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those securities or the availability of those securities for sale will have on the market price of our ordinary shares. As result of the dilution experienced by existing shareholders due to this offering, we may be subject to class action litigation based on this dilution.  In addition, a decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities, and may cause you to lose part or all of your investment in our ordinary shares. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

             Additional financing or future equity issuances may result in future dilution to our shareholders.

We expect that we will need to raise additional funds in the future to complete the clinical development, regulatory approvals and commercialization of C-Scan or for other reasons.  We may seek additional funding through equity offerings, debt financings, collaborations, licensing arrangements or any other means to conduct clinical trials and develop, manufacture and market C-Scan or for our general corporate purposes. Securing additional financing may divert our management’s attention from its day-to-day activities, which may adversely affect our ability to develop and commercialize C-Scan. Any required additional financing may not be available on terms acceptable to us, or at all.  If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our ordinary shares.  The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. In addition, the issuance of additional equity securities by us, or the possibility of such issuance, may cause the market price of our ordinary shares to decline.  Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility, and would also require us to fund additional interest expense.  If we raise additional funds through collaborations, licensing arrangements or other structured financing transactions, we may relinquish rights to certain of our technologies or products, grant security interests in our assets or grant licenses to third parties on terms that are unfavorable to us.  If adequate additional financing is not available when required or is not available on acceptable terms, we may not be able to pursue the development of C-Scan at the rate or to the stage we desire, and we may have to delay or abandon the commercialization of C-Scan.

In addition, to the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited.

              The Warrants are speculative in nature.

The Warrants do not confer any rights of ordinary share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ordinary shares at a fixed price for a limited period of time. There can be no assurance that the market price of the ordinary shares will ever equal or exceed the exercise price of the Warrants, and consequently, it may not ever be profitable for holders of the Warrants to exercise the Warrants.

There has been and may continue to be significant volatility in the volume and price of our ordinary shares on the Nasdaq Capital Market.

The market price of our ordinary shares has been and may continue to be highly volatile. Factors, including timing, progress and results of current and future clinical trials and our research and development programs; regulatory matters, concerns about our financial position, operations results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market volume and price of our shares. Unusual trading volume in our shares occurs from time to time.

We have never declared or paid a dividend and currently do not intend to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our securities.

We have never declared and do not anticipate paying cash dividends on our ordinary shares in the foreseeable future. Our board of directors has discretion to declare and pay dividends on our ordinary shares and will make any determination to do so based on a number of factors, such as our operating results, financial condition, current and anticipated cash needs and other business and economic factors that our board of directors may deem relevant. In addition, we are only permitted to pay dividends out of “profits” (as defined by the Israeli Companies Law), provided that there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and foreseeable obligations, as they become due. If we do not pay dividends, our ordinary shares may be less valuable because a return on your investment will only occur if the trading price of our securities appreciates. Further, you should not rely on an investment in us if you require dividend income from your investments.

Our reliance on sole or single source suppliers could harm our ability to conduct clinical trials and meet demand for our product in a timely manner or within budget.

We currently depend on sole or single source suppliers for some of the components necessary for the production of C-Scan. For example, we currently have a single supplier for the motor used to rotate the collimated X-ray source in C-Scan, for the customized X-ray detectors and batteries used in C-Scan. There is a limited number of manufacturers worldwide who are capable of manufacturing the motor, the customized X-ray detectors and the batteries that we currently use in C-Scan. In addition, the application-specific integrated circuit, or ASIC, residing in C-Scan is currently manufactured for us by a single semiconductor fabrication plant, or FAB. Furthermore, we do not currently have written contracts with all our sole or single suppliers. While our current suppliers have been able to supply the required quantities of such components to date, if the supply of these components is disrupted or terminated or if our current suppliers are unable to supply required quantities of components, we may not be able to find alternative sources for these key components in a timely manner. Although we are planning to maintain strategic inventory of key components, the inventory may not be sufficient to satisfy the demand for C-Scan if such supply is interrupted or may be subject to risk of loss due do catastrophic events, such as a global political crisis or war, or a fire at our storage facility. In addition, to partially mitigate the risks of reliance on sole and single source suppliers, we are seeking alternate manufacturers for some of our components which requires us to dedicate significant resources and investment. There can be no assurance that we will be successful in seeking alternate suppliers or establish our own production line. As a result of the foregoing, we may be unable to meet our clinical trials timelines and meet the demand for C-Scan, which could harm our ability to generate revenues, lead to customer dissatisfaction and damage our reputation. If we are required to change the supplier of any of these key components, there may be a significant delay in locating a suitable alternative manufacturer. In addition, we may be required to verify that the new manufacturer maintains facilities and procedures that comply with FDA and other applicable quality standards and with all applicable regulations and guidelines. Our agreement with the sole supplier of the X-ray source used in C-Scan was scheduled to expire on December 31, 2021. As part of our mitigation plan, in December 2021, we signed an amendment to the agreement, or the Amended Service Agreement, with the sole supplier of the X-ray source used in C-Scan and concurrently entered into a sub-lease Agreement, or the Sub- lease Agreement, with the supplier, according to which we agreed to lease approximately 70 square meters of laboratory space at the supplier premises. According to the Amended Service Agreement, we will independently produce the X-ray source using our own production employees. The Amended Service Agreement extends the terms of the service agreement until the Sub- lease Agreement enters into effect upon receipt of certain certificates, including a business license from the Petach Tikva municipality, which has not yet been obtained. We plan to continue to expand our in-house production line for our X-ray source in Israel, however we cannot assure you that we will successfully complete this effort and we may be required to find an alternative supplier for the X-ray source, which we may not be able to do in a timely manner. The delays associated with the introduction of a new manufacturer for certain key components, could delay our ability to manufacture C-Scan in a timely manner or within budget. Furthermore, in the event that the manufacturer of a key component of C-Scan ceases operations or otherwise ceases to do business with us, we may not have access to the information necessary to enable an alternative supplier to manufacture the component. The occurrence of any of these events could harm our ability to meet demand for C-Scan in a timely manner or within budget.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws.  These statements relate to anticipated future events, future results of operations and/or future financial performance.  In some cases, you can identify forward-looking statements by their use of terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “target”, “future,” “intend,” “may,” “ought to,” “plan,” “possible,” “potentially,” “predicts,” “project,” “should,” “will,” “would,” negatives of such terms or other similar terms.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements including, without limitation, the risks identified above in “Risk Factors” and those contained in the 2020 Annual Report.  The forward-looking statements in this prospectus and the documents incorporated herein by reference include, without limitation, statements relating to:

●	our history of losses and our ability to continue as a going concern;

●	our needs for additional capital to fund our operations and our inability to obtain additional capital on acceptable terms, or at all;

●	the impact of the COVID-19 pandemic;

●	the initiation, timing, progress and results of our clinical trials and other product development efforts;

●	our reliance on one product;

●	the clinical development, commercialization and market acceptance of C-Scan;

●	our ability to receive de novo classification and other regulatory approvals for C-Scan;

●	our ability to successfully complete clinical trials;

●	our reliance on sole or single-source suppliers;

●	our reliance on third parties, such as for purposes of our clinical trials and clinical development and the manufacturing, marketing and distribution of C-Scan;

●	our ability to establish and maintain strategic partnerships and other corporate collaborations;

●	our ability to achieve reimbursement and coverage from government and private third-party payors;

●	the implementation of our business model and strategic plans for our business;

●
the scope of protection we are able to establish and maintain for intellectual property rights covering C-Scan and our ability to operate our business without infringing the intellectual property rights of others;

●	competitive companies, technologies and our industry;

●	statements as to the impact of the political and security situation in Israel, or the ongoing conflict in Ukraine, on our business; and

●	our expectations regarding the use of proceeds of this offering.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements.  Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should not unduly rely on any forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur.  Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of securities in this offering will be approximately $8.9 million, after deducting the placement agent fees and estimated offering expenses payable by us, excluding any proceeds that may be received upon exercise of the Warrants or the Placement Agent Warrants issued in this offering. We cannot predict when or if the Warrants or Placement Agent Warrants will be exercised. It is possible that either some or all of the Warrants or the Placement Agent Warrants may expire and may never be exercised.

We currently intend to use the net proceeds from this offering to advance the ongoing clinical development of C-Scan®, including for our U.S. pivotal study, and for general corporate purposes. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and the investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, bank deposits, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid dividends on our ordinary shares and currently do not intend to pay cash dividends on our ordinary shares in the foreseeable future.  We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business.

Our ability to distribute dividends also may be limited by future contractual obligations and by Israeli law.  The Israeli Companies Law restricts our ability to declare dividends.  Unless otherwise approved by a court, we can distribute dividends only from “profits” (as defined by the Israeli Companies Law), and only if there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and foreseeable obligations as they become due.  Subject to the foregoing, payment of future dividends, if any, will be at the discretion of our board of directors and will depend on various factors, such as our financial condition, operating results, current and anticipated cash needs and other business and economic factors that our board of directors may deem relevant.  See “Description of Share Capital—Dividend and Liquidation Rights.” The payment of dividends may be subject to Israeli withholding taxes.  See Item 10E of the 2020 Annual Report, “Additional Information—Taxation—Israeli Tax Considerations and Government Programs—Taxation of Our Shareholders—Taxation of Non-Israeli Shareholders on Receipt of Dividends” which is incorporated herein by reference.  Furthermore, if we pay a dividend out of income attributed to our Benefited Enterprise that was generated during the tax exemption period, we may be subject to tax on the grossed-up amount of such distributed income at the corporate tax rate which would have been applied to our Benefited Enterprise’s income had we not enjoyed the exemption.  See Item 10E of the 2020 Annual Report, “Additional Information—Taxation – Israeli Tax Considerations and Government Programs — Law for the Encouragement of Capital Investments, 5719-1959 — Tax Benefits Subsequent to the 2005 Amendment” which is incorporated herein by reference.

PRINCIPAL MARKETS

Our ordinary shares and Series C Warrants are listed on the Nasdaq Capital Market under the symbols “CHEK,” and “CHEKZ” respectively. On April 4, 2018, we effected a 1-for-12 reverse share split of our ordinary shares.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2021:

•	on an actual basis; and

•
on an as adjusted basis, to give further effect to the issuance and sale in this offering of 20,000,000 ordinary shares at the offering price of $0.50 per ordinary share and accompanying Warrant, and after deducting the placement agent fees and estimated offering expenses payable by us.

	September 30, 2021
	Actual	As-Adjusted
Shareholders’ equity:	(in thousands) (unaudited)
Ordinary shares, par value NIS 2.40 per share; Authorized 360,000,000 shares; Issued and outstanding: 96,404,949 shares (actual) and 116,404,949 shares (as adjusted) as of September 30, 2021	$68,782	$83,643
Additional paid-in capital	$89,867	$83,935

Accumulated deficit	$(102,708)	$(102,708)
Total shareholders’ equity	$55,941	$64,870

The number of issued and outstanding shares as of September 30, 2021 in the table excludes:

•	33,679,931 ordinary shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $2.87 per ordinary share;

•	1,760,858 ordinary shares issuable upon the exercise of outstanding options, with a weighted average exercise price of $3.14 per ordinary share, granted under our option and equity incentive plans;

•	332,542 restricted stock units issued to employees, consultants and directors;

•	1,687,779 ordinary shares that are available for future equity awards under the 2015 Plan;

•	15,000,000 ordinary shares issuable upon exercise of the Warrants to be issued to the investors in this offering, at an exercise price of $0.65 per share; and

•
1,000,000 ordinary shares issuable upon exercise of the warrants to be issued to placement agent or its designees as compensation in connection with this offering, at an exercise price of $0.625 per share.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the heading “Description of Ordinary Shares” in the accompanying prospectus.

Warrants

The following is a summary of the material terms and provisions of the Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Warrants, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Exercise Price, Initial Exercise Date and Duration

The Warrants offered hereby will have an exercise price of $0.65 per share. The Warrants will be immediately exercisable and will expire on the five-year anniversary of the initial exercise date. The exercise price and numbers of ordinary shares issuable upon exercise are subject to appropriate adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting our ordinary shares. Warrants will be issued in certificated form only.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the holder’s election) of our outstanding ordinary shares immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance or resale of the ordinary shares underlying the Warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ordinary shares determined according to a formula set forth in the Warrant.

Transferability

A Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional ordinary shares will be issued upon the exercise of the Warrants. Rather, the number of ordinary shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for any of the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of our ordinary shares, the holders of Warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until such Warrant holders exercise their Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrant, in the event of certain fundamental transactions, the holders of Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the warrants on the date of consummation of such transaction.

Waivers and Amendments

No term of the Warrants may be amended or waived without the written consent of the holder of such Warrant.

Placement Agent Warrants

We have also agreed to issue to the placement agent the Placement Agent Warrants to purchase up to 1,000,000 ordinary shares. The Placement Agent Warrants will have the same terms as the Warrants described above, except that the Placement Agent Warrants will have an exercise price of $0.625 per share (which represents 125% of the offering price per share and accompanying Warrant sold in this offering). Reference is hereby made to the “—Warrants” description above and to the provisions of the Placement Agent Warrant, the form of which will be filed with the SEC as an exhibit to a Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

MATERIAL TAX CONSIDERATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to our ordinary shares or Warrants (sometimes referred to collectively or individually as our “securities”).  You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Israeli Tax Considerations and Government Programs

The following is a brief summary of the material Israeli tax laws applicable to us and certain Israeli Government programs that benefit us. This section also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our securities purchased in this offering by investors who are non-Israeli resident shareholders. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because parts of this discussion are based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, non-U.S., including Israel, or other taxing jurisdiction.

General Corporate Tax Structure in Israel

Israeli resident companies are generally subject to corporate tax, currently at the rate of 23% (effective as of January 1, 2018) of a company’s taxable income. However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Benefited Enterprise a Preferred Enterprise or a Priority Technological Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli resident company are subject to tax at the prevailing corporate tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.” The Industry Encouragement Law defines an “Industrial Company” as a company resident in Israel, of which 90% or more of its income in any tax year, other than income from certain government loans, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area” (as such term is defined under Section 3A of the Israeli Income Tax Ordinance (New Version), 5721-1961, referred to as the Ordinance). An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

The following corporate tax benefits, among others, are available to Industrial Companies:

•
amortization over an eight-year period, beginning from the year in which such rights were first used, of the cost of purchased know-how and patents and rights to use a patent and know-how which are used for the development or advancement of the Industrial Enterprise;

•	under limited conditions, an election to file consolidated tax returns with related Israeli Industrial Companies; and

•	expenses related to a public offering are deductible in equal amounts over three years beginning from the year of the offering.

Eligibility for the benefits under the Industry Encouragement Law is not subject to receipt of prior approval from any governmental authority. We believe that we may qualify as an “Industrial Company” within the meaning of the Industry Encouragement Law; however, there can be no assurance that we will qualify as an Industrial Company or that the benefits described above will be available in the future.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, was originally enacted in order to provide certain incentives for capital investments in production facilities (or other eligible assets).

The Investment Law has been amended several times in recent years, primarily: Amendment 60, effective as of April 1, 2005, referred to as the 2005 Amendment; Amendment 68, effective as of January 1, 2011, referred to as the 2011 Amendment; Amendment 71, effective as of January 1, 2014, referred to as the 2014 Amendment; Amendment 73, effective as of January 1, 2017, referred to as the 2017 Amendment; and Amendment 74, effective as of August 15, 2021, referred to as the 2021 Amendment. Pursuant to the foregoing amendments, generally tax benefits that were granted in accordance with the provisions of the Investment Law prior to each such amendment remain in force; however, any benefits granted subsequent to the respective amendment are subject to the provisions of the Investment Law as amended.

Tax Benefits Prior to the 2005 Amendment

Prior to the 2005 Amendment, a capital investment in eligible production facilities (or other eligible assets) could, upon application to the Investment Center of the Israeli Ministry of Economy (formerly named the Ministry of Industry, Trade and Labor), be designated as an “Approved Enterprise” and accordingly, entitled to certain tax benefits under the Investment Law. Each certificate of approval for an Approved Enterprise relates to a specific investment program in the Approved Enterprise, delineated both by the financial scope of the investment and by the physical characteristics of the facility or the asset. We do not have any Approved Enterprises.

Tax Benefits Subsequent to the 2005 Amendment

Pursuant to the 2005 Amendment, a company whose facilities meet certain criteria set forth in the 2005 Amendment may claim certain tax benefits offered by the Investment Law (as further described below) directly in its tax returns, without the need to obtain prior approval. In order to receive the tax benefits, a company must make an investment which meets all of the conditions, including exceeding a minimum entitling investment amount, set forth in the Investment Law. Such investment allows a company to receive “Benefited Enterprise” status, and may be made over a period of no more than three years ending at the end of the year in which the company chose to have the tax benefits apply to its Benefited Enterprise, referred to as the “Year of Election.”

The extent of the tax benefits available under the 2005 Amendment to qualifying income of a Benefited Enterprise depends on, among other things, the geographic location in Israel of the Benefited Enterprise. The location will also determine the period for which tax benefits are available. Under the “Exemption Track” the tax benefits include an exemption from corporate tax on undistributed income generated by the Benefited Enterprise for a period of two to ten years, depending on the geographic location of the Benefited Enterprise in Israel, and a reduced corporate tax rate of 10% to 25% for the remainder of the benefits period, depending on the level of foreign investment in the company in each year. The benefits period is for a duration of seven or ten years, depending on the location of the Benefited Enterprise, from the later of the first year in which the company generated taxable income from its Benefited Enterprise and the Year of Election, but in any event not more than 12 or 14 years from the Year of Election, depending on the location of the Benefited Enterprise. A company qualifying for tax benefits under the Exemption Track which pays a dividend (as well as a deemed dividend, such as investments in foreign resident subsidiaries, granting loans to related parties, repurchases of shares, acquisitions  of  securities/shares, capital reductions and additional events which reflect the transfer of funds out of the Benefitted Enterprise activity) out of income derived during the tax exemption period by    its Benefited Enterprise will be subject to corporate tax in respect of the amount of the dividend (grossed-up to reflect the pre-tax income that it would have had to earn in order to distribute the dividend) at the corporate tax rate which would have otherwise been applicable. Dividends paid out of income attributed to a Benefited Enterprise are generally subject to withholding tax at source at the rate of 20% or such lower rate as may be provided in an applicable tax treaty. With respect to such dividends, the recently enacted 2021 Amendment introduced a new dividend distribution ordering rule as well as a Temporary Order to incentivize the distribution thereof (see discussion below under “Tax Benefits under the 2021 Amendment”). Applying reduced tax rates in accordance with a certain tax treaty is subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate.

The benefits available to a Benefited Enterprise are subject to the fulfillment of conditions stipulated in the Investment Law and its regulations. If a company does not meet these conditions, it may be required to refund the amount of tax benefits, as adjusted by the Israeli consumer price index, plus interest, or other monetary penalties.

We currently have one Benefited Enterprise program under the Investment Law, which, we believe, entitles us to certain tax benefits with respect to income to be derived from our Benefited Enterprise. We chose 2010 as the Year of Election. We believe that we are located in the Zone A specified development zone and therefore, believe we are entitled to a 10-year benefit period, during which taxable income from our Benefited Enterprise program (once generated) will be tax exempt, commencing with the year we will first earn taxable income relating to such enterprise, subject to a 14-year limitation from the Year of Election, and therefore, the tax benefit period will in any event end in 2023.

Tax Benefits under the 2011 Amendment and the 2014 Amendment

The 2011 Amendment canceled the availability of the benefits granted to companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not wholly-owned by a governmental entity, and that, among other things, owns a Preferred Enterprise and is controlled and managed from Israel. Under the 2014 Amendment, effective as of January 1, 2014, a Preferred Company is entitled to a reduced corporate tax rate of 16% with respect to its income derived by its Preferred Enterprise in 2014 and thereafter, unless the Preferred Enterprise is located in a specified development zone (referred to as “Zone A”), in which case the rate will be 9% for the tax years 2014-2016 and, pursuant to the 2017 Amendment (as discussed below), 7.5% from 2017 and thereafter. We believe our facilities are located in the Zone A specified development zone.

Dividends paid out of income attributed to a Preferred Enterprise are generally subject to withholding tax at source at the rate of 20% or such lower rate as may be provided in an applicable tax treaty. However, if such dividends are paid to an Israeli company, no tax is required to be withheld (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, withholding tax at a rate of 20% or such lower rate as may be provided  in an applicable tax treaty will apply).

The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011, a Benefited Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.

We examined the possible effect, if any, of the provisions of the 2011 Amendment on our financial statements and decided not to apply the new benefits under the 2011 Amendment.

Tax Benefits under the 2017 Amendment

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016, and became effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises”, as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The 2017 Amendment provides two new tax incentive tracks – the “Priority Technological Enterprise” track and “Special Priority Technological Enterprise” track (as such terms are defined in the Investment Law). The benefits available to a Priority Technological Enterprise or Special Priority Technological Enterprise are subject to the fulfillment of conditions stipulated in the Investment Law.

A Priority Technological Enterprise is entitled (among other things) to a reduced corporate tax rate of 12% with respect to its income which qualifies as “Preferred Technology Income”, as defined in the Investment Law, unless the Priority Technological Enterprise is located in a specified development zone (referred to as “Zone A”), in which case the rate will be 7.5%. A Special Priority Technological Enterprises is entitled to a reduced corporate tax rate of 6% with respect to its Preferred Technology Income, regardless of the company’s geographic location within Israel.

Our company does not qualify as a Priority Technological Enterprise or Special Priority Technological Enterprise, within the meanings of the Investment Law.

Tax Benefits under the 2021 Amendment

The 2021 Amendment introduced a new dividend distribution ordering rule to cause the distribution of earnings that were tax-exempt under the historical Approved or Beneficial Enterprise regimes (Trapped Earnings), to be on a pro-rata basis from any dividend distribution, which is applicable to distributions starting from August 15, 2021 onwards. Accordingly, the corporate income tax claw-back will apply to any dividend distribution, as long as the company has Trapped Earnings.

Additionally, the 2021 Amendment also includes a Temporary Order to enhance the release of Trapped Earnings by reducing the claw-back income tax rate that is applicable upon such a release or distribution by up to 60%, but not less than 6% income tax rate, during a one-year period beginning from November 15, 2021.

The termination or substantial reduction of any of the benefits available under the Investment Law could materially increase our future tax liabilities.

The Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (formerly known as the Encouragement of Industrial Research and Development Law, 5744-1984)

Under the Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (formerly known as the Encouragement of Industrial Research and Development Law, 5744-1984), referred to as the Innovation Law, research and development programs which meet specified criteria and are approved by the Israel Innovation Authority, or the IIA, of the Ministry of Economy and Industry (formerly the Office of the Chief Scientist of the Ministry of Economy and Industry) are eligible for IIA grants.  As of December 31, 2021, we had received funding from the IIA for the financing of a portion of our research and development expenditures for C-Scan in the aggregate amount of approximately $5.6 million. As of December 31, 2021, we had not paid any royalties to the IIA and had a contingent obligation to the IIA with respect to such funding (including interest at the rate of 12-month LIBOR) in the amount of approximately $6.1 million.  In addition, in January 2021, we received an IIA grant approval to support the funding of our transition from research and development to manufacturing in the amount of up to $786,000 (along with a co-investment by us of the same amount), subject to the terms and conditions set forth in the grant approval, of which we received approximately $349,000 in 2021 and $82,000 in January 2022, which we are not required to repay to the IIA.

Under the Innovation Law as currently in effect, the grants awarded are typically up to 50% of the project’s approved expenditures. The grantee is required to pay royalties to the State of Israel from the sale of products (and associated services) developed using IIA research and development funding. Regulations under the Innovation Law, as currently in effect, generally provide for the payment of royalties of 3% or 5% (and at an increased rate under certain circumstances) on sales of products and services based on technology and know-how developed using such IIA research and development grants, until 100% (which may be increased under certain circumstances) of the grant, linked to the U.S. dollar and bearing interest at the LIBOR rate, is repaid.

The terms of the Israeli government participation require that products developed with IIA funded be manufactured in Israel, unless the IIA approved grant program includes a pre-determined portion of manufacturing that may be performed outside Israel (as certain of our IIA approved grants included).  The approval of the IIA is required for the transferring of manufacturing outside Israel in excess of such pre-determined portion (however, only a notice to the IIA, as opposed to approval, is required for the transfer outside Israel of up to 10% of the cumulative manufacturing in excess of such pre-approved portion). If manufacturing of IIA-funded products is transferred outside Israel (following IIA approval) in excess of the pre-determined percentage included in the grant approval, then the royalty repayment rate is increased by 1% with respect to the additional approved percentage to be manufactured outside Israel and the royalty repayment for the entire approved program may be increased to up to three times the amount of the grants received, depending on the percentage manufactured outside Israel (plus accrued interest).  For example, during 2019, we provided notice to the IIA with respect to the transfer of manufacturing outside of Israel of our C-Scan Track in an amount that represents less than 10% of cumulative deviation exceeding the pre-determined portion to be manufactured abroad that was included in our grant approval. This may increase our royalty repayment ceiling to 120% of the revenues of the C-Scan Track and the repayment rate may increase by 1% for the part of manufacturing carried out abroad. We are continuing to explore whether certain other components of C-Scan can be assembled outside of Israel. For example, we are continuing to explore whether it would be possible to assemble the capsule without the X-ray source in Israel, and have the X-ray source subsequently manufactured and assembled into C-Scan at a certified radioisotope production facility or at a distribution center outside Israel.  Over the years, we received approval of grant applications that included a certain predetermined percentage of manufacturing to be performed outside of Israel of the X-ray source but additional examination of these approvals and consequent manufacturing is required to determine liabilities to the IIA, if any.  IIA prior approval is also required for the transfer of IIA-funded know-how to a third party outside of Israel (including by way of license), which we may not receive (and any such approval would be subject to payment of a redemption fee, calculated according to a formula under the Innovation Law, which may be in the amount of up to six times the amount of the grants received, (less paid royalties, if any, and depreciation, but no less than the total grants received), plus accrued interest. Even following the full repayment of any IIA grants, we must nevertheless continue to comply with the requirements of the Innovation Law. If we fail to comply with any of the conditions and restrictions imposed by the Innovation Law and regulations and guidelines thereunder, or by the specific terms under which we received the grants, we may be required to refund any grants previously received together with interest and penalties, and, in certain circumstances, may be subject to criminal charges.

Taxation of our Shareholders

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders. A non-Israeli resident who derives capital gains from the sale of securities of an Israeli resident company will be exempt from Israeli tax so long as (i) the capital gains are not attributed to a permanent establishment that the non-resident maintains in Israel, (ii) the securities were not received from a relative or in a tax free reorganization transaction and (iii) the securities are not traded on the Tel Aviv Stock Exchange on the date of sale (provided, however, that other exemptions may apply if an Israeli resident company is listed for trading on the Tel Aviv Stock Exchange). However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of 25% or more in such non-Israeli corporation; or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended, generally referred to as the United States-Israel Tax Treaty, the sale, exchange or other disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the treaty); (ii) holds the shares as a capital asset; and (iii) is entitled to claim the benefits afforded to such person by the treaty, is generally exempt from Israeli capital gains tax. Such exemption will not apply if, among other things: (i) the capital gain arising from such sale, exchange or other disposition is treated as industrial or commercial profits attributed to a permanent establishment in Israel, subject to certain conditions; (ii) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital of the corporation during any part of the 12-month period preceding the disposition, subject to certain conditions; (iii) the capital gain arising from such sale, exchange or disposition is treated as royalties; or (iv) such U.S. resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In such case, the sale, exchange or disposition of our securities would be subject to Israeli tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The United States-Israel Tax Treaty does not relate to U.S. state or local taxes.  The United States-Israel Tax Treaty is currently under review and subject to change.

In some instances where our shareholders may be liable for Israeli tax on the sale of their securities, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains and to obtain an exemption from withholding tax certificate from the Israel Tax Authority in order to avoid withholding at source at the time of sale.

Taxation of Non-Israeli Shareholders on Receipt of Dividends. Non-Israeli residents are generally subject to Israeli withholding tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, unless relief is provided in a treaty between Israel and the shareholder’s country of residence (subject to the receipt of a valid certificate from the Israeli Tax Authority allowing for a reduced tax rate). With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or at any time during the preceding 12 months, the applicable withholding tax rate is 30%, unless such “substantial shareholder” holds such shares through a nominee company, in which case the rate is 25%. A “substantial shareholder” is generally a person who alone or together with such person’s relative (as such term is defined in the Ordinance) or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right.

However, a distribution of dividends to non-Israeli residents is subject to withholding tax at source at a rate of 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Benefited Enterprise and 20% if the dividend is distributed from income attributed to a Preferred Enterprise or a Priority Technological Enterprise, unless a reduced tax rate is provided under an applicable tax treaty. The corporate income tax claw-back may apply upon any dividend distribution, as long as the company has Trapped Earnings (see discussion above under “Tax Benefits under the 2021 Amendment”). We cannot assure you that in the event we declare a dividend we will designate the income out of which the dividend is paid in a manner that will reduce shareholders’ tax liability.

Under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) is 25%. With respect to dividends paid to a U.S. corporation that held 10% or more of the capital of the paying corporation throughout the tax year in which the dividend is distributed and the preceding tax year and provided that not more than 25% of the gross income of the paying corporation for such prior taxable year (if any) consists of certain interest or dividends, the maximum rate of tax withheld at source is 12.5%; provided, however, that if the paying corporation is an Approved Enterprise, the applicable withholding tax rate under such circumstances is reduced to 15% (rather than 12.5%). We believe that the reference in the United States-Israel Tax Treaty to an Approved Enterprise under the Investment Law is deemed to include also a Benefitted Enterprise Preferred Enterprise and Priority Technological Enterprise under the Investment Law. The United States-Israel Tax Treaty is currently under review and subject to change.

U.S. residents who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for U.S. federal income tax purposes in the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation.

 Exercise or Lapse of Warrants.  A holder of a Warrant generally will not recognize gain or loss upon the exercise of a Warrant for cash.  An ordinary share acquired pursuant to the exercise of a Warrant for cash generally will have a tax basis equal to the holder’s tax basis in the Warrant, increased by the amount paid to exercise the Warrant.  The holding period of such ordinary share generally would begin on the day after the date of exercise of the Warrant.  If a Warrant is allowed to lapse unexercised, the holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

It is possible that a cashless exercise would be treated as a taxable exchange in which gain or loss is recognized.  In such event, a holder could be deemed to have surrendered a number of Warrants with a fair market value equal to the exercise price for the number of Warrants deemed exercised.  For this purpose, the number of Warrants deemed exercised would be equal to the number of Warrants that would entitle the holder to receive upon exercise the number of ordinary shares issued pursuant to the cashless exercise of the Warrants. In this situation, the holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to pay the exercise price and the holder’s tax basis in the Warrants deemed surrendered.

Adjustments with Respect to Warrants. The terms of the Warrants provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or adjustment to the exercise price of the warrant in certain events. An adjustment of the exercise price or an adjustment that has the effect of preventing dilution generally is not taxable. However, the holders of the Warrants may be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through a decrease in the exercise price of the Warrants) as a result of a distribution of cash to the holders of our ordinary shares, which is taxable to the holders of such ordinary shares as described under “—Taxation of our Shareholders,” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest.  Holders of Warrants are urged to consult their own tax advisors on these issues.

Surtax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 663,240 for 2022, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY ISRAELI TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Certain U.S. Federal Income Tax Considerations

The following are certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our securities. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (i) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A beneficial owner of our securities that is described above is referred to herein as a “U.S. Holder.”  If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.”  Certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our securities applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect.  These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances.  In particular, this discussion considers only holders that own and hold our securities as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including, but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•              certain expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 5% or more of our shares (by vote or value);

•	persons that acquired our securities pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	passive foreign investment companies; or

•	controlled foreign corporations.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our securities.  Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities.  If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner (or person or entity treated as a partner) in such partnership and each person treated as a partner thereof generally will depend on the status of the partner and the activities of the partnership.  This discussion also assumes that any distribution made (or deemed made) to a holder in respect of our securities and any consideration received (or deemed received) by a holder in connection with the sale or other disposition of our securities will be in U.S. dollars.  In addition, this discussion also assumes that we will be and have been treated as a foreign corporation for U.S. federal income tax purposes.  In this regard, as described in “Risk Factors – Risks Related to Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021, which is incorporated herein by reference, there is a risk that we could be treated as a domestic (U.S.) corporation for U.S. federal income tax purposes by reason of the transactions related to our acquisition of all of the business operations and substantially all of the assets of Check-Cap LLC on May 31, 2009.  Moreover, this discussion assumes that a holder owns a sufficient number of Warrants such that the holder will not have a fractional warrant upon the exercise of a Warrant.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein.  The IRS may disagree with the description herein, and its determination may be upheld by a court.  Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

EACH HOLDER OF OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price

For U.S. federal income tax purposes, an ordinary share and Warrant issued together in this offering should be treated as an investment unit. For U.S. federal income tax purposes, each U.S. Holder must allocate the purchase price of such investment unit between that ordinary share and Warrant based on the relative fair market value of each at the time of issuance. The purchase price allocated to each ordinary share and Warrant generally will be the U.S. Holder’s tax basis in such security. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for an ordinary share and Warrant.

Taxation of Cash Distributions

As noted above, we currently do not intend to pay cash dividends on our ordinary shares in the foreseeable future. Subject to the passive foreign investment company, or PFIC, rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid in respect of our ordinary shares.  A cash distribution on our ordinary shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).  Such dividend generally will not be eligible for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.  The portion of such cash distribution, if any, in excess of such earnings and profits will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the ordinary shares.  Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such ordinary shares.

With respect to non-corporate U.S. Holders, any such cash dividends may be subject to U.S. federal income tax at the lower applicable regular long term capital gains tax rate (see “— Taxation on the Disposition of Ordinary Shares or Warrants” below) provided that (a) our ordinary shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of the United States-Israel Tax Treaty, (b) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (c) certain holding period requirements are met.  Therefore, if our ordinary shares are not readily tradable on an established securities market, and we are not eligible for the benefits of the United States-Israel Tax Treaty, then cash dividends paid by us to non-corporate U.S. Holders with respect to such ordinary shares will not be subject to U.S. federal income tax at the lower regular long term capital gains tax rate.  Under published IRS authority, shares are considered for purposes of clause (a) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the Nasdaq Capital Market.  As discussed below under “Passive Foreign Investment Company Rules,” we believe that we were a PFIC for our 2020 taxable year and we may be a PFIC for the 2021 taxable year.  Because PFIC status is determined annually and is based on our income, assets and activities for the entire taxable year, it is not possible to determine with certainty whether we will be characterized as a PFIC for the 2021 taxable year until after the close of the year, and there can be no assurance that we will not be classified as a PFIC in any future year. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares.

Dividends paid to a U.S. Holder with respect to our ordinary shares generally will be foreign source income, which may be relevant in calculating such U.S. Holder’s foreign tax credit limitations.  Subject to certain conditions and limitations, Israeli tax withheld on dividends may be deducted from such U.S. Holder’s taxable income or credited against such U.S. Holder’s U.S. federal income tax liability.  The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.  For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if a U.S. Holder does not satisfy certain minimum holding period requirements.  The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders should consult their tax advisors to determine whether and to what extent they will be entitled to this credit.

Adjustments with respect to Warrants

The terms of the Warrants provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment that has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through a decrease in the exercise price of the Warrants) as a result of a distribution of cash to the holders of our ordinary shares, which is taxable to the U.S. Holders of such ordinary shares as described under “Taxation of Cash Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest. U.S. Holders of Warrants are urged to consult their own tax advisors on these issues.

Taxation on the Disposition of Ordinary Shares or Warrants

Upon a sale or other taxable disposition of our ordinary shares or Warrants, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at preferential rates.  Capital gain or loss will constitute long term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year.  The deductibility of capital losses is subject to various limitations.  Any such gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

If an Israeli capital gains tax applies to any gains from the disposition of our ordinary shares by a U.S. Holder, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to certain conditions and limitations).  In addition, if such Israeli tax applies to any such gain, a U.S. Holder may be entitled to certain benefits under the United States-Israel Tax Treaty, if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the United States-Israel Tax Treaty.  U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such Israeli tax and their eligibility for the benefits of the United States-Israel Tax Treaty.

Additional Taxes

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally may be subject to a 3.8% Medicare contribution tax on unearned income, including, without limitation, dividends on, and gains from the sale or other taxable disposition of, our ordinary shares or Warrants, subject to certain limitations and exceptions.  U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our ordinary shares or Warrants.

Exercise or Lapse of Warrants

Subject to the discussion under “—Passive Foreign Investment Company” below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a Warrant for cash. An ordinary share acquired pursuant to the exercise of a Warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the Warrant, increased by the amount paid to exercise the Warrant. The holding period of such ordinary share generally would begin on the day after the date of exercise of the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of Warrants are unclear and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the cashless exercise of Warrants, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the ordinary shares received.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if either (a) at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (b) at least 50% of the average value of its assets in a taxable year of the foreign corporation, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income.  Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets. Assets that produce or are held for the production of passive income may include cash, even if held as working capital or raised in a public offering, as well as marketable securities and other assets that may produce passive income.

 We believe that we were a PFIC for the taxable year ended December 31, 2020 and we may be a PFIC for the taxable year ending December 31, 2021. Our actual PFIC status for our current taxable year or any subsequent taxable year is uncertain and will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our taxable year ending December 31, 2021 or any subsequent taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or Warrants, and the U.S. Holder did not make a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) the ordinary shares, a purging election, a QEF election along with a purging election, or a mark-to-market election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

•              any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or Warrants; and

•
any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or Warrants;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we qualified as a PFIC will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest ordinary tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Although a determination as to our PFIC status is made annually, an initial determination that we are a PFIC generally will apply for subsequent years to a U.S. Holder that held (or was deemed to hold) our ordinary shares or Warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years.  If we are determined to be a PFIC in any taxable year, and then cease to meet the test for PFIC status in a subsequent taxable year, a U.S. Holder may be able to make a purging election to eliminate this continuing PFIC status with respect to its ordinary shares in certain circumstances.  A purging election generally creates a deemed sale of such ordinary shares at their fair market value on the last day of our tax year during which we qualified as a PFIC (or, in the case of a purging election made in connection with a QEF election, the first day of our taxable year in which qualify as a QEF with respect to such U.S. Holder).  Any gain recognized by the purging election generally will be treated as an excess distribution subject to the special tax and interest charge rules described above.  As a result of the purging election, the U.S. Holder generally will increase the adjusted basis in its ordinary shares by the amount of gain recognized and will also have a new holding period in its ordinary shares for purposes of the PFIC rules.

A U.S. Holder may not make a QEF election with respect to its Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such Warrants (other than upon exercise thereof), any gain recognized generally will be subject to special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the Warrants. If a U.S. Holder that exercises such Warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences attributable to the period prior to exercise of the Warrants, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares, unless the U.S. Holder makes a “purging election” that creates a deemed sale of such ordinary shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to the ordinary shares by making a timely QEF election (or a QEF election along with a purging election).  Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of our net capital gains (as long term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year.  However, a U.S. Holder may make a QEF election only if we agree to provide certain tax information to such holder annually.  At this time, we do not intend to provide U.S. Holders with such information as may be required to make a QEF election effective.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns ordinary shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such ordinary shares for such taxable year.  If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) the ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above with respect to its ordinary shares as long as such shares continue to be treated as marketable stock.  Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted tax basis in its ordinary shares.  The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election).  The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which we are treated as a PFIC generally will be treated as ordinary income.  Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC. Currently a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the U.S. Securities and Exchange Commission, including the Nasdaq Capital Market, or on a foreign exchange or market that is regulated or supervised by a governmental authority of the country in which the exchange or market is located and which (A) meets certain requirements, that are enforced by law, relating to trading volume, listing, financial disclosure, surveillance and other requirements that are designed to (i) prevent fraudulent and manipulative acts and practices, (ii) remove impediments to and perfect the mechanism of a free and open, fair and orderly, market and (iii) protect investors and (B) has rules that effectively promote the active trading of listed stock.  Although our ordinary shares are currently listed and traded on the Nasdaq Capital Market, U.S. Holders nevertheless should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, a U.S. Holder of our ordinary shares generally should be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder were otherwise deemed to have disposed of an interest in, the lower-tier PFIC.  A mark-to-market election generally would not be available with respect to such a lower-tier PFIC.  U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) ordinary shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a mark-to-market election or QEF election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and purging and mark-to-market elections are very complex and are affected by various factors in addition to those described above.  Accordingly, U.S. Holders of our securities should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Non-U.S. Holders

Dividends paid or deemed paid to a Non-U.S. Holder with respect to our ordinary shares (and with respect to our Warrants, in the case of constructive distributions described under “—Adjustments with respect to Warrants” above) generally will not be subject to U.S. federal income tax unless such dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates as applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our securities within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.  In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and adjustments to that tax basis and whether any gain or loss with respect to such securities is long term or short term also may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our securities.

Moreover, backup withholding of U.S. federal income tax generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:

•             fails to provide an accurate taxpayer identification number;

•             is notified by the IRS that backup withholding is required; or

•             in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Holders are urged to consult their own tax advisors regarding information reporting, the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated February 26, 2022, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our ordinary shares in this takedown from our shelf registration statement. Therefore, we may not sell all of the ordinary shares and Warrants being offered. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of the ordinary shares or the private placement warrants, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. We have entered into securities purchase agreements directly with certain institutional and accredited investors who have agreed to purchase ordinary shares and Warrants in this offering. We will only sell to investors who have entered into securities purchase agreements.

We have entered into a securities purchase agreement directly with certain institutional and accredited investors who have agreed to purchase ordinary shares and Warrants in this offering, and we will only sell to investors who have entered into the securities purchase agreement.

We expect to deliver the ordinary shares and Warrants being offered pursuant to this prospectus supplement and accompanying prospectus on or about March 3, 2022, subject to customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We will also pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, a non-accountable expense of $70,000, fees and clearing expenses of $15,950. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $185,500.

In addition, we agreed to issue compensation warrants to the placement agent to purchase a number of ordinary shares equal to five percent (5.0%) of the aggregate number of ordinary shares sold to the investors in this offering, or 1,000,000 ordinary shares.  The placement agent warrants will have an exercise price of $0.625 per share, which is equal to 125.0% of the offering price per share and accompanying Warrant in this offering, and will have a term of five years from the commencement of the sales pursuant to this offering. The placement agent warrants will have substantially the same terms as the Warrants being sold to the investors in this offering.  The placement agent warrants and the ordinary shares issuable upon exercise thereof are being registered hereby.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the ordinary shares and accompanying Warrants pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the securities offered hereby:

	Per Share and Warrant	Total
Offering price	$0.500	$10,000,000
Placement agent fees	$0.035	$700,000
Proceeds, before expenses, to us	$0.465	$9,300,000

After deducting certain fees due to the placement agent and expenses and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $8.9 million, excluding any proceeds that may be received upon exercise of the warrants to purchase ordinary shares.

Warrant Fee

Upon any exercise of the Warrants issued in the offering for cash, we have agreed to pay the placement agent (i) a total cash fee equal to 7.0% of the aggregate gross proceeds from the exercise of the Warrants, (ii) a management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Warrants, and (iii) to issue to the placement agent warrants to purchase 5.0% of the number of ordinary shares issued upon the cash exercise of the Warrants.

Tail Financing Payments

We have agreed that the placement agent shall be entitled to same compensation described above, with respect to its fees and discount and warrant coverage in connection with any public or private offering or other financing or capital-raising transaction of any kind other than a strategic transaction or certain non-U.S. offering transactions, a Tail Financing, to the extent that such financing or capital is provided to the Company by investors whom the placement agent had contacted during the term of its engagement  or introduced to the Company during the term of the placement agent’s engagement by the Company, other than certain entities,  if such Tail Financing is consummated at any time within the ten-month period following the expiration or termination of the placement agent’s engagement by the Company.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the ordinary shares and warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●
may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Lock-up Agreement

We have agreed to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or their equivalents or file any registration statement or amendment or supplement thereto, subject to certain exceptions. In addition, for a period twelve months following the date of closing, subject to certain exceptions, we have agreed to not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the ordinary shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our ordinary shares or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price.

Relationships

From time to time, the placement agent and its affiliates have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agent and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

The placement agent acted as our exclusive placement agent in connection with our registered direct offerings we consummated in June 2017, November 2017, February 2019, April 2020, May 2020 and July 2021, and our warrant exercise transaction consummated in July 2020, and as our underwriter in connection with our underwritten offering in May 2018 for which it received compensation.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CHEK.”

LEGAL MATTERS

Certain legal matters with respect to Israeli law, including the validity of the ordinary shares offered by this prospectus will be passed upon for us by FISCHER (FBC & Co), Tel Aviv, Israel.  Certain matters with respect to U.S. law will be passed upon for us by McDermott Will & Emery LLP, New York, New York.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, an independent registered accounting firm, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to significant doubts about the Company’s ability to continue as going concern). Such financial statements have been so included in reliance upon the report of such firm  given upon their authority as experts in accounting and auditing. The address of Brightman Almagor Zohar & Co., a member firm of Deloitte, is 1 Azrieli Center, Tel Aviv, 67021, Israel.

EXPENSES

The following table sets forth costs and expenses, other than any placement agent fees and expenses, we expect to incur in connection with the offering.

Legal fees and expenses	$177,500
Miscellaneous fees and expenses	$8,000
Total	$185,500

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  The documents we are incorporating by reference as of their respective dates of filing are:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021;

•
our Current Reports on Form 6-K filed with the SEC on March 19, 2021, May 12, 2021, July 2, 2021, August 5, 2021, September 1, 2021, October 18, 2021, October 21, 2021, October 29, 2021, November 2, 2021, November 3, 2021, November 22, 2021, December 9, 2021, December 23, 2021, January 5, 2022 and February 7, 2022 (in each case, to the extent expressly incorporated by reference into our effective registration statements on Form F-3); and

•
the description of our ordinary shares contained  Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 18, 2021, and any amendment on report filed with the SEC for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Mira Rosenzweig, Chief Financial Officer; at Check-Cap Building, 29 Abba Hushi Avenue, P.O. Box 1271, Isfiya, 3009000, Israel; Our telephone number is +972-4-8303400.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered pursuant to this prospectus.  This prospectus does not contain all of the information contained in the registration statement.  The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement.  Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents.  If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.  Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. Our SEC filings, including the registration statement, are available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC.  Those other reports or other information may be inspected without charge at the locations described above.  As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.  In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.  However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at https://www.check-cap.com.  Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.  We have included our website address in this prospectus solely as an inactive textual reference.  We post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

PROSPECTUS

$200,000,000

CHECK-CAP LTD.

Ordinary Shares
Warrants
Subscription Rights
Units

We may offer ordinary shares, par value NIS 2.40 per share, warrants, subscription rights and/or units from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by the Registrant pursuant to this prospectus will have an aggregate public offering price of up to $200,000,000.

We refer to our ordinary shares, warrants, subscription rights, and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CHEK.” The last reported sale price of our ordinary shares on January 27, 2022 was $ 0.48 per share.

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 4 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the U.S. Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2022

iv

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $200,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus  or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under   the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept   or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes included at the end of this prospectus before making an investment in our securities.

We are a clinical stage medical diagnostics company aiming to redefine colorectal cancer (CRC) screening through the introduction of C-Scan®, the first and only patient-friendly preparation-free test designed to detect polyps before they may transform into cancer to enable early intervention and cancer prevention.

Public health epidemics or outbreaks could adversely impact our business. In late 2019, a novel strain of COVID-19, also known as coronavirus, was reported in Wuhan, China. While initially the outbreak was largely concentrated in China, it has now spread globally, including to Israel and the United States. In March 2020, the World Health Organization declared COVID-19 a pandemic and recommended containment and mitigation measures worldwide. Accordingly, many countries around the world, including Israel, have implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on the conduct of business. The Company has in the past experienced temporary disruptions to its operations as a result of the COVID-19 pandemic including disruptions to the Company’s clinical studies, and implemented several temporary cost reduction measures. The Company has also implemented several measures according to the Israel Ministry of Health’s guidelines, including remote working whenever possible, physical separation between employees and daily employee health monitoring. Infections rates in Israel have recently spiked upwards and the extent to which the COVID-19 pandemic shall impact the Company’s operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, the impact on the global economy, the impact of any further waves of COVID-19, the efficacy of the vaccines and the other actions that may be required to contain COVID-19 or treat its impact. In particular, the continued spread of COVID-19 globally could materially adversely impact the Company’s operations and workforce, including its research and clinical trials and its ability to continue raise capital, could affect the operations of key governmental agencies, such as the U.S. Food and Drug Administration, which may delay the Company’s development plans, and could result in the inability of the Company’s suppliers to deliver components or raw materials on a timely basis or at all, each of which in turn could have a material adverse impact on the Company’s business, financial condition and results of operation.

Corporate Information

We are incorporated in Israel. Our principal executive offices are located at Check-Cap Building, 29 Abba Hushi Avenue, P.O. Box 1271, Isfiya, 3009000, Israel. Our telephone number is +972-4-8303400 and our website is located at www.check-cap.com (the information contained therein or linked thereto shall not be considered incorporated by reference in this prospectus). Our U.S. agent is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

On July 2, 2021, we consummated a registered direct offering of 25,925,926 ordinary shares and warrants to purchase up to 25,925,926 ordinary shares. Each ordinary share was sold together with one warrant to purchase one ordinary share at a combined purchase price of $1.35 per share and accompanying warrant, for aggregate gross proceeds of approximately $35,000,000, excluding any proceeds that may be received upon exercise of the warrants.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations and/or future financial performance. In some cases, you can identify forward-looking statements  by their use of terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “target”, “future,” “intend,” “may,” “ought to,” “plan,” “possible,” “potentially,” “predicts,” “project,” “should,” “will,” “would,” negatives of such terms or other similar terms. These forward-looking statements may be included in, among other things, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

The forward- looking statements in this prospectus and the documents incorporated herein by reference include, without limitation, statements relating to:

•	our history of losses and our ability to continue as a going concern;

•	our needs for additional capital to fund our operations and our inability to obtain additional capital on acceptable terms, or at all;

•	the impact of the COVID-19 pandemic;

•	the initiation, timing, progress and results of our clinical trials and other product development efforts;

•	our reliance on one product;

•	the clinical development, commercialization and market acceptance of C-Scan;

•	our ability to receive de novo classification and other regulatory approvals for C-Scan;

•	our ability to successfully complete clinical trials;

•	our reliance on single-source suppliers;

•	our reliance on third parties, such as for purposes of our clinical trials and clinical development and the manufacturing, marketing and distribution of C-Scan;

•	our ability to establish and maintain strategic partnerships and other corporate collaborations;

•	our ability to achieve reimbursement and coverage from government and private third-party payors;

•	the implementation of our business model and strategic plans for our business;

•
the scope of protection we are able to establish and maintain for intellectual property rights covering C-Scan and our ability to operate our business without infringing the intellectual property rights of others;

•	competitive companies, technologies and our industry; and

•	statements as to the impact of the political and security situation in Israel on our business.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should not unduly rely on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $200,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, operating expenses, clinical studies,  research and developments expenses, and other general corporate purposes. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

CAPITALIZATION

The following table sets forth our capitalization on an actual basis as of September 30, 2021. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

September 30, 2021
Actual
Shareholders’ equity:	(in thousands) (unaudited)
Ordinary shares, par value NIS 2.40 per share; Authorized 360,000,000 shares; Issued and outstanding: 96,404,949 shares as of September 30, 2021	$68,782
Additional paid-in capital	$89,867

Accumulated deficit	$(102,708)
Total shareholders’ equity	$55,941

The above discussion and table are based on 96,404,949 ordinary shares outstanding as of September 30, 2021. This number excludes, as of such date:

•	33,679,931 ordinary shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $2.87 per ordinary share;

•	1,760,858 ordinary shares issuable upon the exercise of outstanding options, with a weighted average exercise price of $3.14 per ordinary share, granted under our option and equity incentive plans;

•	332,542 restricted stock units issued to employees, consultants and directors; and

•	1,687,779 ordinary shares that are available for future equity awards under the Company’s 2015 Equity Incentive Plan and 2015 United States Sub-Plan.

DESCRIPTION OF ORDINARY SHARES

The following description is a summary of our amended articles of association and Israeli corporate law regarding our ordinary shares.  The following description may not contain all of the information that is important to you, and we therefore refer you to our amended articles of association, a copy of which is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

Our authorized and registered share capital is 360,000,000 ordinary shares, par value NIS 2.40 per share.

Memorandum and Articles of Association

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-425981-1. Our purpose as set forth in our amended articles of association is to engage in any lawful activity.

Voting Rights

All ordinary shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel, according to applicable Israeli law’s requirements.

Our Board of Directors may, to the extent it deems necessary in its discretion, close the register of shareholders of registration of transfers of shares for a period determined by the Board of Directors, and no registrations of transfers of shares shall be made by us during any such period during which the register of shareholders is so closed.  We shall notify shareholders with respect to such suspension of registration in such manner as shall be determined by our Board of Directors.

Election of Directors

Under our amended articles of association, our board of directors must consist of not less than four but no more than eleven directors, including (if any) external directors (within the meaning of the Israeli Companies Law, 1999, or the “Israeli Companies Law”).  Pursuant to our amended articles of association, each of our directors will be appointed by a simple majority vote of holders of our voting shares, participating and voting at an annual general meeting of our shareholders (subject to the special approval requirements under the Israeli Companies Law for the election of external directors, if any). Our ordinary shares do not have cumulative voting rights for the election of directors.

Each director (other than external directors, if any) will hold office until the next annual general meeting following the annual general meeting at which they were elected and until his or her successor is elected and qualified, or until the occurrence of certain events, in accordance with the Israeli Companies Law and our amended articles of association, including his or her earlier resignation, death or removal by a vote of the majority of the voting power of our shareholders at a general meeting of until his or her office expires by operation of law. In addition, our amended articles of association allow our board of directors to appoint directors (other than external directors) to fill vacancies on the board of directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Israeli Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we must seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to the nominal value of their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended articles of association as special general meetings. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene a special general meeting upon the written request of (i) any two of our directors or one-quarter of the serving members of our board of directors; or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters be approved by our shareholders at a general meeting:

•	amendments to our articles of association;

•	appointment, terms of service and termination of service of our auditors;

•	appointment of external directors ;

•	approval of certain related party transactions;

•	increases or reductions of our authorized share capital;

•	mergers; and

•
the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is essential for our proper management.

Subject to the provisions of the Israeli Companies Law and regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting.

The Israeli Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes, among other things, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, an approval of a merger or the approval of the compensation policy, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law, our shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting rights

Quorum Requirements

Pursuant to our amended articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for general meetings of our shareholders is at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of the total outstanding voting rights (or if a higher percentage is required by law, such higher percentage), within half an hour of the time fixed for the commencement of the meeting. A meeting adjourned for lack of a quorum is adjourned either to the same day in the following week at the same time and place or to such day, time and place as specified in the notice of the meeting or to such day, time and place as the chairman of the general meeting shall determine. At the reconvened meeting, at least two shareholders present in person or by proxy shall constitute a lawful quorum, unless the meeting of shareholders was convened at the demand of shareholders, in which case, the quorum shall be the presence of one or more shareholders holding at least 5% of our issued share capital and at least one percent of the voting power of our shares, or one or more shareholders with at least 5% of the voting power of our shares.

Vote Requirements

Our amended articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our amended articles of association. Under the Israeli Companies Law, certain actions require a special majority, including: (i) approval of an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest and the terms of employment or other engagement of the controlling shareholder or a relative of the controlling shareholder (even if not extraordinary), requiring the approval described in Item 6C “Directors, Senior Management and Employees —Board Practices—Approval of Related Party Transactions under Israeli Law— Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions” in our most recent annual report on Form 20-F; (ii) approval of a compensation policy, requiring the approval described in Item 6C “Directors, Senior Management and Employees— Board Practices— Compensation Committee and Compensation Policy” in our most recent annual report on Form 20-F; and (iii) approval of executive officer compensation inconsistent with our office holder compensation policy or the compensation of our chief executive officer (subject to limited exceptions), requiring the approval described in Item 6C “Directors, Senior Management and Employees— Board Practices— Approval of Related Party Transactions under Israeli Law— Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions” in our most recent annual report on Form 20-F.

In addition, under the Israeli Companies Law the appointment of external directors requires the approval of a majority vote of the shares present and voting on the matter, provided that either: (i) such majority includes a majority of the shares held by all shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding abstentions; or (ii) the total number of shares held by shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the election of the external director (other than a personal interest not derived from a relationship with a controlling shareholder) voted against the election of the external director does not exceed 2% of the aggregate voting rights in the company.

Furthermore, under the Israeli Companies Law the authorization of the chairman of the board to assume the role or responsibilities of the chief executive officer, or the authorization of the chief executive officer or his or her relative thereof to assume the role or responsibilities of the chairman of the board, for periods of no longer than three years each, is subject to receipt of the approval of a majority of the shares voting on the matter, provided that either (i) included in such majority are at least two-thirds of the shares of shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the resolution that are voted at the meeting on the matter (excluding any abstentions); or (ii) the total number of shares of shareholders specified in clause (i) who voted against the resolution does not exceed 2% of the voting rights in the company.

Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

Access to Corporate Records

Under the Israeli Companies Law, shareholders are provided access to: minutes of the general meetings of our shareholders; our shareholders register and principal shareholders register, articles of association and financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document in the company’s possession related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Israeli Companies Law and our amended articles of association, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be modified or cancelled by adoption of a resolution by the holders of a majority of all shares as one class, without any required separate resolution of any class of shares, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended articles of association.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company, and who would as a result hold over 90% of the target company’s voting rights or issued and outstanding share capital or a certain class of shares of the company, is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders (or all of the shareholders who hold shares of the relevant class , if applicable) for the purchase of all of the issued and outstanding shares of the company (or all of the issued and outstanding shares of that class, if applicable). If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company, or of the applicable class, and/or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, if there is no other shareholder that holds 25% or more of the voting rights in the company, subject to exceptions. Similarly, the Israeli Companies Law provides that an acquisition of shares in an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions. No tender offer is required if the acquisition of shares: (i) occurs in the context of a private placement, that was approved by the company’s shareholders and whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a holder of 25% or more of the voting rights in the company following which the purchaser will hold 25% or more of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company following which the purchaser will hold more than 45% of the voting rights in the company.

A special tender offer must be extended to all shareholders of a company (but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders). A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror; and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control). If a special tender offer is accepted, then the purchaser or any person or entity controlling it, at the time of the offer, and any person or entity under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting. The board of directors of a merging company may not approve the merger if it determines that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company or a person or entity holding 25% or more of any of the means of control of the other merging entity, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares voting on the matter at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, or by any other person or entity who holds 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders (as described in Item 6C “Directors, Senior Management and Employees—Board Practices— Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions” in our most recent annual report on Form 20-F).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Israeli Companies Law allow us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are currently authorized under our amended articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended articles of association, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law and our amended articles of association as described above in “— Voting Rights.”

Borrowing Powers

Pursuant to the Israeli Companies Law and our amended articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material United States federal and Israeli income tax consequences;

•	the anti-dilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material United States federal and Israel income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of ordinary shares at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the material terms of a unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 21 and “Incorporation by Reference” beginning on page 20. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $200,000,000.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•
to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through privately negotiated transactions;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	to or through one or more underwriters on a firm commitment or best efforts basis;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any   discounts, commissions, concessions and other items constituting compensation and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid    compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.

The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled, under agreements which may be entered into, indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us and the Selling Shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or their affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers. Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person.

Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for other securities.

Each series of offered securities, other than the Ordinary Shares which are listed on Nasdaq Capital Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as   we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares.  The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee and FINRA fees, are estimated.

SEC registration fee		$18,540
FINRA fees		$30,500
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-36848). These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021;

•
our Current Reports on Form 6-K filed with the SEC on March 19, 2021, May 12, 2021, July 2, 2021, August 5, 2021, September 1, 2021, October 18, 2021, October 21, 2021, October 29, 2021, November 2, 2021, November 3, 2021, November 22, 2021, December 9, 2021, December 23, 2021, and January 5, 2022; and

•
The description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 18, 2021, and any amendment on report filed with the SEC for the purpose of updating the description.

In addition, any reports on Form 6-K submitted to the SEC by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Mira Rosenzweig, Chief Financial Officer; at Check-Cap Building, 29 Abba Hushi Avenue, P.O. Box 1271, Isfiya, 3009000, Israel; Our telephone number is +972-4-8303400.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

FISCHER (FBC & Co.), Tel Aviv, Israel, will pass upon certain legal matters regarding the securities offered hereby under Israeli law and McDermott Will & Emery LLP, New York, New York, will pass upon certain legal matters regarding the securities offered hereby under U.S. federal securities law. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Check-Cap Ltd. incorporated by reference in this Prospectus have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to significant doubts about the Company’s ability to continue as going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing. The address of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, is 1 Azrieli Center, Tel Aviv, 67021, Israel.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act covering the offer and sale of securities pursuant to this prospectus. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our securities. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our SEC filings, including the registration statement, are available to you through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at https://www.check-cap.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. All of our current executive officers, the Israeli experts and the majority of our directors reside outside the United States, and substantially all of our assets and a substantial portion of the assets of these persons are located outside the United States. Therefore, service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets, and a substantial portion of those of our officers and directors who reside outside the United States and the Israeli experts named herein, are located outside the United States, any judgment obtained in the United States against us or any of these persons may not be collectible within the United States.

We have appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of Puglisi & Associates is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

We have been informed by our legal counsel in Israel, FISCHER (FBC & Co.), that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the grounds that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment may no longer be appealed;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary    to public policy; and

•	the judgment is executory in the state in which it was given.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to render a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Check-Cap Ltd.

20,000,000 ordinary shares
Warrants to Purchase up to 15,000,000 ordinary shares
Placement Agent Warrants to Purchase up to 1,000,000 Ordinary Shares
(and the Ordinary Shares underlying such Warrants and Placement Agent Warrants)

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

March 1, 2022